UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2012

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, 6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(805) 884-9977

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 27, 2012, Jack Schneider and Seymour Siegel were elected by the Company’s board of directors (the “Board”) as new directors. Mr. Siegel was also named Chairman of the Board’s Audit Committee. In connection therewith, Mr. Siegel was granted options to purchase 450,000 shares of the Company’s common stock to be vested monthly over 36 months. Mr. Siegel is also entitled to receive an additional $25,000 per year as Chairman of the Company’s Audit Committee. Mr. Schneider was granted 450,000 restricted shares of the Company’s common stock to be vested monthly over three years, and $50,000 per year. Mr. Schneider was previously an advisor to the Board and, in connection therewith, had received 450,000 restricted shares of the Company’s common stock subject to a vesting schedule. The Board approved the immediate vesting of all unvested shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Dated: August 27, 2012	By: /s/ Jerry Rubinstein Jerry Rubinstein, Chairman of the Board and Chief Executive Officer (principal executive officer)

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